[Form of]
                                  SUPPLEMENT TO
                          INVESTMENT ADVISORY CONTRACT



                                   PIMCO Funds
                            840 Newport Center Drive
                         Newport Beach, California 92660

                                                          _____________, 1994

Pacific Investment
 Management Company
840 Newport Center Drive
Newport Beach, California 92660

         RE:      Moderate Duration Fund

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Trust") and Pacific Investment Management Company (the "Adviser") as follows:

     1. The Trust is an open-end management investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate class of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. The Moderate Duration Fund (the "Fund") is a separate investment portfolio of the Trust.

     2. The Trust and the Adviser have entered into an Investment Advisory Contract ("Contract") dated May 6, 1987, as amended, pursuant to which the Trust has employed the Adviser to provide investment advisory and other services specified in the Contract, and the Adviser has accepted such employment.

     3. As provided in paragraph 1 of the Contract, the Trust hereby appoints the Adviser to serve as Investment Adviser with respect to the Fund, and the Adviser accepts such appointment, the terms and conditions of such employment to be governed by the Contract, which is hereby incorporated herein by reference.

     4. The term "Portfolio" as used in the Contract shall, for purposes of this Supplement, pertain to the Fund.

     5. As provided in paragraph 6 of the Contract and subject to further conditions as set forth therein, the Trust shall with respect to the Fund pay the Adviser a monthly fee on the first business day of each month based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund during the preceding month, at the following annual rates:


Portion of Average Daily
Value of Net Assets of
the Fund                                                      Fee Rate

Assets up to $150 million                                     0.30%
Assets over $150 million                                      0.25%


     6. This Supplement and the Contract shall become effective with respect to the Fund on , 1994, and shall thereafter continue in effect with respect to the Fund for a period of more than two years from such date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or by the Trust's Board of Trustees and (b) by the vote, cast in person at a meeting called for that purpose, of a majority of the Trust's Trustees who are not parties to this Contract or "interested persons" (as defined in the Investment Company Act of 1940 ("1940 Act")) of any such party. This Contract may be terminated with respect to the Trust at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or by a vote of a majority of the Trust's entire Board of Trustees on 60 days' written notice to the Adviser. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

     If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                   Very truly yours,

                                   PIMCO Funds



                             BY:___________________
                             TITLE:

ACCEPTED:

Pacific Investment
Management Company


BY:______________
TITLE:

                                    [Form of]
                                  SUPPLEMENT TO
                          INVESTMENT ADVISORY CONTRACT



                                   PIMCO Funds
                            840 Newport Center Drive
                         Newport Beach, California 92660

                                                            ____________, 1994

Pacific Investment
 Management Company
840 Newport Center Drive
Newport Beach, California 92660

         RE:      VersaSTYLE Fund

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Trust") and Pacific Investment Management Company (the "Adviser") as follows:

     1. The Trust is an open-end management investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate class of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. The VersaSTYLE Fund (the "Fund") is a separate investment portfolio of the Fund.

     2. The Trust and the Adviser have entered into an Investment Advisory Contract ("Contract") dated May 6, 1987, as amended, pursuant to which the Trust has employed the Adviser to provide investment advisory and other services specified in the Contract, and the Adviser has accepted such employment.

     3. As provided in paragraph 1 of the Contract, the Trust hereby appoints the Adviser to serve as Investment Adviser with respect to the Fund, and the Adviser accepts such appointment, the terms and conditions of such employment to be governed by the Contract, which is hereby incorporated herein by reference.

     4. The term "Portfolio" as used in the Contract shall, for purposes of this Supplement, pertain to the Fund.

     5. As provided in paragraph 6 of the Contract and subject to further conditions as set forth therein, the Trust shall with respect to the Fund pay the Adviser a monthly fee on the first business day of each month based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund during the preceding month, at the following annual rates:


Portion of Average Daily
Value of Net Assets of
the Fund                                                       Fee Rate

Assets up to $150 million                                      0.45%
Assets over $150 million                                       0.40%


     6. This Supplement and the Contract shall become effective with respect to the Fund on , 1994, and shall thereafter continue in effect with respect to the Fund for a period of more than two years from such date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or by the Trust's Board of Trustees and (b) by the vote, cast in person at a meeting called for that purpose, of a majority of the Trust's Trustees who are not parties to this Contract or "interested persons" (as defined in the Investment Company Act of 1940 ("1940 Act")) of any such party. This Contract may be terminated with respect to the Trust at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or by a vote of a majority of the Trust's entire Board of Trustees on 60 days' written notice to the Adviser. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

     If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                   Very truly yours,

                                   PIMCO Funds



                             BY:_________________
                             TITLE:

ACCEPTED:

Pacific Investment
Management Company


BY:_________________
TITLE: